Exhibit 3.f

                                 15 MARCH 1995

GUYANA

      COUNTY OF DEMERARA

                               THE COMPANIES ACT

                              CHAPTER 89:01 OF THE

                                 LAWS OF GUYANA

                       PRIVATE LIMITED LIABILITY COMPANY

                               WITH SHARE CAPITAL

                                   ----------

                           MEMORANDUM OF ASSOCIATION

                                       OF

                "NORTH AMERICAN RESOURCES INCORPORATED LIMITED"

                                   ----------

1. The name of the Company is "NORTH AMERICAN RESOURCES INCORPORATED LIMITED".

2. The registered office of the Company shall be situate at 88 "C" and "D" Barrack Street, Kingston, Georgetown, Demerara, Republic of Guyana.

3. The objects for which the Company is formed are:-

      (1) To carry on the business of an investment company and for that purpose to acquire and hold either in the name of the Company or of any nominee both immovable and movable property, including shares, stock, debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed either by any company wheresoever incorporated or carrying on business or by any government, commissioners or any public or private entity of whatsoever nature.

      (2) To acquire any such immovable or movable property including shares, stock, debentures, debenture stock, bonds, notes, obligations or securities by original subscription, tender, purchase, contract, exchange, underwriting, participation in syndicates or otherwise, and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions as may be

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      thought fit.

      (3) To raise and borrow money by the issue of shares, stock, debentures, debenture stock, bonds, obligation, deposit notes and otherwise howsoever, and to underwrite any such issue.

      (4) To invest the money so raised and borrowed, and to hold, sell and deal with the stock, shares, bonds, debentures, debenture stock, obligations, notes and securities of any government, state, company, corporation, or other entity of whatsoever description.

      (5) To vary the investments of the Company.

      (6) To mortgage or charge any property of the Company, whether movable or immovable, including its uncalled capital.

      (7) To make advances upon, hold in trust, issue on commission, sell or dispose of any of the investments aforesaid, and to act as agent for any of the abovementioned or like purposes.

      (8) To acquire by purchase, lease, exchange, hire or otherwise, movable and immovable property both in and out of the Republic of Guyana, or any interest in the same.

      (9) To erect and construct houses, buildings and works of every description on any immovable property of the Company or any such property in which the Company has an interest and to pull down, rebuild, enlarge, alter or improve existing houses, buildings or works thereon, and generally to deal with, improve and develop the property of the Company.

      (10) To sell lease, mortgage or otherwise dispose of any movable or immovable property of the Company.

      (11) To purchase, take on lease or otherwise acquire freehold and other lands, properties, mines and mineral properties, and also grants, concessions, leases, claims, licenses of or other interests in mines, mining rights, lands, mineral properties, water rights, either

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      absolutely or conditionally, and either solely or jointly with others.

      (12) To prospect, explore, open and work claims or mines, drill or sink shafts or wells and raise, pump, dig and quarry for gold, silver, minerals, ores, diamonds and precious stones, oil, petroleum, coal, earth and other substances.

      (13) To acquire by purchase, concession or lease, or to take in exchange or otherwise, or to erect and construct, and wherever necessary to alter buildings, railways, tramways, roads, shafts, furnaces, quartz-crushing and other machinery, works for smelting or otherwise for treating, removing and storing metals and minerals, and drawing and pumping appliances, or waterworks, and crushing, working, manufacturing, purifying, cutting, polishing or otherwise dealing with gold, silver, precious metals, minerals, ores, coals, diamonds and other precious stones, oil, petroleum and other substances.

      (14) To employ and pay mining experts, agents and other persons, partnerships, companies or corporations, and to organise, equip and despatch expeditions for prospecting, exploring, reporting on, surveying, working and developing lands farms, districts, territories and properties, whether the property of this Company or otherwise, and to promote and assist in the settlement of any lands, farms districts, territories and properties, and to promote emigration and immigration for that purpose, and to make advances to and to contribute to the expenses of and otherwise assist persons or companies prospecting, acquiring, settling on, farming, building on, mining or otherwise developing or exploiting all or any lands, farms, districts, territories or properties or which are desirous of so doing.

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      (15) To carry on the business of jewellers and/or engravers, and to manufacture, cut, sell, polish, refine, finish or deal with in any other manner whatsoever jewellry, trinkets, precious metals, stones, gems, semi-precious metals, stones, minerals or other like things.

      (16) To carry on business and to act as merchants, bankers, commission agents, shipowners, carriers, or in any other capacity, and to import, export, buy, sell, barter, exchange, pledge, make advances upon, or otherwise deal in goods, produce, articles and merchandise.

      (17) To establish, acquire and carry on offices, trading stations, factories, stores and depots and to purchase, lease or otherwise acquire, carry on, develop and improve any business, wheresoever situate.

      (18) To provide facilities for storage, warehousing, carriage and distribution of goods, produce and merchandise both in and out of the Republic of Guyana.

      (19) To carry on the business of carriers by all means of transport by land, sea, inland waterway and air.

      (20) To carry on the business of warehousemen, wharfingers, and storers of goods and merchandise of all types and descriptions whatsoever.

      (21) To purchase or otherwise acquire any lands, docks, canals, waterways, warehouses, wharves, buildings or machinery, and to construct and equip the same.

      (22) To build, purchase, hire or take on charter any ships, tugs, barges or vessels of other description.

      (23) To manufacture and sell bricks, tiles, brick-earth, stone, marble, slate, chalk or other building materials of all descriptions.

      (24) To manage, purchase or sell any movable or immovable property whether owned by the Company or otherwise, and generally to carry on upon a commission basis or otherwise the business of a land agent.

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      (25) To carry on the business of mining and to acquire by whatsoever means any claim, concession, or other property of whatsoever description and to work and/or exploit the said claim, concession or property and to wash, win or otherwise extract from the said claim, concession or property all or any precious metals, stones, minerals or other things of value of whatsoever description, and to sell same whether to the government of the Republic of Guyana, or to any other entity or person.

      (26) To carry on the business of logging and/or lumbering in all its forms and to manufacture and/or sell boards, planks, mouldings, panels, shingles, posts and all other wood-products of whatsoever description.

      (27) To carry on the business of fishermen and to catch, clean, process, prepare for sale and sell fish, seafood, marine vegetation and by-products thereof of whatsoever description.

      (28) To carry on the business of farming in all its branches.

      (29) To carry on the business of dairymen and the manufacture and sale by wholesale or retail of cheese, butter, condensed and every other form of milk whatsoever.

      (30) To carry on the business of arable and fruit farmers, millers and manufacturers of cereals and the manufacture and sale by wholesale and retail of flour, fruit and all cereal and farm products.

      (31) To carry on the business of livestock breeders of every type of animal, whether bred as pedigree stock, or for the purpose of its sale as meat, poultry, hides or furs.

      (32) To carry on the business of poultry farmers and to erect or purchase broiler houses, and to sell live or dead poultry and eggs, whether by wholesale or retail.

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      (33) To acquire and erect glasshouses and any other premises for the promotion of speedy growth of crops, vegetables, fruit or flowers, and to sell the produce thereof by wholesale or retail. (34) To carry on all or any of the businesses of cheese, butter, egg, pork-pie or sausage manufacturers, butchers, bakers, confectioners, grocers and general provision merchants and dealers.

      (35) To carry on the business of fruiterers or greengrocers and general provision merchants, and to buy, sell, manufacture and deal in goods, stores, and consumable articles of all types whatsoever.

      (36) To carry on the business of advisers on problems relating to the administration and organisation of industry and business, and the training of personnel for industry and business, and to advise on the means and methods of extending, developing and improving all types of businesses or industries.

      (37) To act as agents and/or managers in carrying on any business concerns and undertakings, and to employ experts to investigate the condition, management, prospects, value and circumstances of any business concerns or undertakings, and generally of any assets, property or rights of any kind.

      (38)

            (a) To purchase or otherwise acquire part or all of the premises, goodwill, plant, machinery and stock in trade of or connected with any business or concern whatsoever.

            (b) To purchase or otherwise acquire any factory, business or other manufacturing concern and the machinery, fixtures, fittings, stock in trade, goodwill and effects thereof, and all or any interest therein, and to carry on the business of the same.

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            (c) To purchase or otherwise acquire the whole or any part of any undertaking or business, and the property and/or liabilities thereof, and to pay for the same either in cash or in shares or partly in cash and partly in shares and to issue and allot fully or partly paid shares in the capital of the Company in payment or part payment for any movable or immovable property purchased or otherwise acquired by the Company, or for any services rendered to the Company.

      (39) To apply for and obtain any rights, priveleges, concessions and/or approbations of whatsoever nature which the directors may see fit to obtain, and to enter into any arrangement of whatsoever nature with any governmental or other body, department, board, functionary or official, which may seem conducive to the Company's

      (40) To carry on any other trade or business whatsoever which can, in the opinion of the Directors, be advantageously carried on by the Company in connection with or as ancillary to any of the foregoing, or the general business of the Company.

      (41) To perform or do all or any of the following operations, acts or things:-

            (i) To adopt and carry into effect, either with or without modification, all or any agreements entered into by SHEIKH SHAHABUDEEN HASSAN or JACK PAULSEN (or any successive owner or owners of either or both of their respective shareholdings) for or on behalf of the Company prior to the formation and/or registration thereof.

            (ii) To pay all the costs, charges and expenses of the promotion and establishment of the Company

            (iii) To borrow money or receive money on deposit either with or without security or charged on the

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            undertaking of the Company or secured by all or any of the assets of the Company including its uncalled capital.

            (iv) To lend money with or without security and to invest money of the Company in such manner as the Directors shall think fit.

            (v) To enter into arrangements for joint working in business, or for sharing of profits, or for amalgamation, with any other company, firm or person carrying on business within the objects of the Company.

            (vi) To sell the undertaking and all of the property of the Company for cash or for stock, shares or securities of any other company or for any other consideration.

            (vii) To provide for the welfare of persons employed or formerly employed by the Company and the wives, widows and families of such persons by grants of money, pensions, or other aid as the Company shall think fit.

            (viii) To subscribe to or otherwise aid benevolent, charitable or national institutions, or objects of a public character, or which have any moral or other claims to the aid of the Company by reason of any thing or circumstance surrounding it.

            (ix) To distribute in specie any assets of the Company distributable among the members.

            (x) To do all or any other thing as may be incidental or which the Company may think conducive to the attainment of any of the above objects. The objects set forth in any sub-clause of this clause shall not be restrictively construed, but the widest possible interpretation shall be given thereto, and they shall not, except when the

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            context so requires, be in any way limited to or restricted by reference to or interference from any other object set forth in such sub-clause or from the terms of any other sub-clause or by the name of the Company. None of the sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have full power to exercise all or any of the powers and to achieve or endeavour to achieve all or any of the objects conferred by or provided in any one or more of the said sub-clauses.

4. The liability of the Members is limited.

5. The share capital of the Company is $500,000.00 (Five Hundred Thousand Dol1ars) divided into 500,000 (Five Hundred Thousand) shares of the value of $1.00 (One Dollar) each, with power for the Company to increase or reduce the said capital, and to issue any part of its said capital original or increased with or without preference, priority or special privelege, or subject to any postponement of rights, or to any conditions or restrictions; and so that unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power herein contained.

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      We, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company, set opposite our respective names.

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NAMES, ADDRESSES &                      NUMBER OF SHARES TAKEN
DESCRIPTIONS OF                         BY EACH SHAREHOLDER
SHAREHOLDERS

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/s/ Sheikh Shahabudeen Hassan     1000 (One Thousand) Shares
-----------------------------
SHEIKH SHAHABUDEEN HASSAN,
Entrepreneur,
Lot 17 Courida Park (East),
EAST COAST DEMERARA.


/s/ Andrew Pollard                1000 (One Thousand) Shares
-----------------------------
ANDREW POLLARD,
Attorney-at-Law,
22 Courida Park (East),
EAST COAST DEMERARA.

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TOTAL NUMBER OF SHARES TAKEN      2000 (Two Thousand) Shares

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Dated the 15th day of March, 1995.                              [SEAL]

WITNESSES TO THE ABOVE SIGNATURES:


1. /s/
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2. /s/
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GUYANA

      COUNTY OF DEMERARA

                               THE COMPANIES ACT

                      CHAPTER 89:Ol OF THE LAWS OF GUYANA

                       PRIVATE LIMITED LIABILITY COMPANY

                               WITH SHARE CAPITAL

                "North American Resources Incorporated Limited"

                                                Messrs. HUGHES, FIELDS & STOBY,
                                                Lot 62 Hadfield & Cross Streets,
                                                Werk-en-Rust,
                                                GEORGETOWN.

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